EXHIBIT 23




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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell securities having a maximum value of $50,000,000. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                  Very truly yours,

                                  HART & TRINEN

                                  /s/ William T. Hart

                                  William T.l Hart


Denver, Colorado
January 18, 2013

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            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 14, 2012, relating to the consolidated financial statements and the effectiveness of CEL-SCI Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO USA, LLP

BDO USA, LLP


Bethesda, Maryland
January 18, 2013